
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Principal Secured Futures Fund L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                      77,016,012
<SECURITIES>                                         0
<RECEIVABLES>                                  240,756<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              80,716,822<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                80,716,822<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             2,614,559<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,774,576
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                839,983
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            839,983
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   839,983
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $240,422 and receivable from
DWR of $334.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $3,460,054.
<F3>Liabilities include redemptions payable of $966,248, accrued brokerage commissions of $86,445, accrued management fees of $268,027, accrued administrative expenses of $211,545, banks fees payable of $10,051, accrued transaction fees and costs of $5,947 and incentive fee payable of $145,473.
<F4>Total revenues includes realized trading revenue of $2,068,706, net change in unrealized of $(161,059) and interest income of $706,912.

